Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Delivers Solid Operating Performance for First Quarter 2008; $503 Million Revenue; Operating Margin in USCIS Improved to 38.6 Percent

ATLANTA, April 21, 2008 — Equifax Inc. (NYSE: EFX) today reported financial results for the quarter ended March 31, 2008. Revenue of $503.1 million for the quarter increased 24 percent over the first quarter of 2007.  Operating income for the quarter grew 8 percent to $126.2 million.  EBITDA, a non-GAAP financial measure, grew to $164.1 million, up 19 percent from the first quarter of 2007.  Diluted earnings per share (“EPS”) was $0.50 compared to $0.54 in the same period of the prior year.  On a non-GAAP basis excluding the impact of acquisition-related amortization expense (“adjusted EPS”), EPS was $0.60.

“Through continued double-digit organic growth in International, North America Personal Solutions and North America Commercial Solutions and the acquisition of TALX, our strong results in the first quarter demonstrate the diversity and resiliency of our business model. In addition, although USCIS’ revenue declined for the quarter, its operating margin improved significantly over the fourth quarter of 2007,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer. “During the first quarter, we accelerated our new product revenue and launched 25 new products globally.  We have closed or are working on numerous cross-sell opportunities between our USCIS and TALX business units.  We have also developed strong interest in The Work Number with many credit card issuers. Given current economic conditions, we continue to believe 2008 full year revenue will grow between 9 to 12 percent and adjusted EPS will be between $2.48 and $2.58.”

First Quarter 2008 Highlights

•                  Double-digit revenue growth in our North America Personal Solutions, North America Commercial Solutions and International operating segments and results from TALX contributed to a 24 percent increase in revenue in the first quarter of 2008, when compared to the same period in 2007.

•                  Operating margin was 25.1 percent compared to 28.9 percent in the first quarter of 2007 and up from 24.5 percent in the fourth quarter of 2007.   On a non-GAAP basis, excluding the impact of acquisition-related amortization expense, operating margin was 29.4 percent in 2008 compared to 30.8 percent in the first quarter of 2007.

•                  Net income was $65.7 million, a 5 percent decrease from the first quarter of 2007.  Year over year net income growth was negatively impacted by increased intangible amortization expense related to the acquisition of TALX and interest expense on additional debt incurred to finance this acquisition.  On a non-GAAP basis, excluding the impact of acquisition-related amortization expense, net income increased 7 percent.

•                  On February 8, 2008, our Board of Directors authorized a $250.0 million increase to our common stock repurchase program.  During the first quarter 2008, we repurchased 1.1 million of our common shares on the open market for $37.0 million.  At March 31, 2008, $276.9 million remained authorized for future share repurchases.

U.S. Consumer Information Solutions (“USCIS”)

Total revenue was $233.2 million in the first quarter of 2008, a 6 percent decrease from the first quarter of 2007.  Compared to the first quarter of 2007:

•                  Online Consumer Information Solutions revenue was $156.9 million, down 3 percent;

•                  Mortgage Reporting Solutions revenue remained flat at $17.5 million;

•                  Credit Marketing Services revenue was $35.4 million, down 12 percent; and

•                  Direct Marketing Services revenue was $23.4 million, down 14 percent.

Operating margin for USCIS was 38.6 percent in the first quarter of 2008, up from 36.6 percent in the fourth quarter of 2007.  Operating margin in the first quarter of 2007 was 41.2 percent.

International

Total revenue was $129.9 million in the first quarter of 2008, a 23 percent increase from the first quarter of 2007. In local currency, revenue was up 11 percent when compared to the same period in the prior year.  Compared to the first quarter of 2007:

•                  Europe revenue was $47.7 million, up 13 percent in U.S. dollars (10 percent in local currency);

•                  Latin America revenue was $53.2 million, up 34 percent in U.S. dollars (18 percent in local currency); and

•                  Canada Consumer revenue was $29.0 million, up 22 percent in U.S. dollars (4 percent in local currency).

Operating margin for International was 30.5 percent in the first quarter of 2008 versus 30.7 percent in the first quarter of 2007.

TALX

Total revenue was $79.6 million and operating margin was 16.0 percent for the first quarter of 2008.  In the quarter, approximately 6.8 million total records were added to the employment database, bringing total records in the database to 174.2 million, up 19 percent from a year ago.

North America Personal Solutions

Total revenue rose to $43.1 million, a 14 percent increase from the first quarter of 2007. Operating margin was 25.7 percent, up from 16.5 percent in the first quarter of 2007.

North America Commercial Solutions

Total revenue rose to $17.3 million, a 20 percent increase from the first quarter of 2007. Operating margin was 15.3 percent, up from 9.4 percent in the first quarter of 2007.

About Equifax

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, employment and income verification and human resources business process outsourcing services, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, HR/payroll services, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. employs approximately 7,000 people in 14 countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, April 22, 2008, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Supplemental Financial Information

The Common Questions and Answers (Unaudited) (“Q&A”) that are a part of this press release include supplemental financial information which Equifax believes is useful to assess its operating performance.  Reported results for the prior year quarter do not include revenue, operating income or operating expenses from TALX, which we acquired on May 15, 2007.  To give investors further basis for comparison, in addition to the historical reported results, we have provided pro forma results for the year ended December 31, 2006 and three months ended March 31, 2007.  These pro forma results combine financial results from Equifax and TALX and are available in our Form 8-K/A filed on June 25, 2007 and on our website at www.equifax.com/Investors/SEC Filings.

Non-GAAP Financial Measures

This earnings release presents operating income and operating margin excluding acquisition-related amortization expense; net income and diluted EPS excluding acquisition-related amortization expense; and EBITDA, which we define as operating income adding back depreciation and amortization expense, all of which are important financial measures for Equifax but are not financial measures defined by GAAP.

These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or EPS as determined in accordance with GAAP.  EBITDA as we have calculated it may not be comparable to similarly titled measures reported by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investors/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update these statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including but not limited to changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, our ability to achieve targeted cost efficiencies, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, and the outcome of pending litigation, the impact of tax audits by the IRS or other taxing authorities.  Additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2007 under Item 1A, “Risk Factors”.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2008	2007
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$503.1	$405.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	202.8	169.3
Selling, general and administrative expenses	136.2	97.4
Depreciation and amortization	37.9	21.4
Total operating expenses	376.9	288.1
Operating income	126.2	117.0
Interest expense	(19.7)	(7.4)
Minority interests in earnings, net of tax	(1.7)	(1.4)
Other income, net	0.3	0.2
Income before income taxes	105.1	108.4
Provision for income taxes	(39.4)	(39.4)
Net income	$65.7	$69.0

Basic earnings per common share	$0.51	$0.55
Weighted-average shares used in computing basic earnings per share	129.6	124.9
Diluted earnings per common share	$0.50	$0.54
Weighted-average shares used in computing diluted earnings per share	132.1	127.3
Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$85.0	$81.6
Trade accounts receivable, net of allowance for doubtful accounts of $8.8 and $8.9 at March 31, 2008 and December 31, 2007, respectively	305.1	295.8
Prepaid expenses	34.2	25.8
Other current assets	21.0	21.8
Total current assets	445.3	425.0
Property and equipment:
Capitalized internal-use software and system costs	303.6	292.2
Data processing equipment and furniture	182.2	184.7
Land, buildings and improvements	107.8	89.5
Total property and equipment	593.6	566.4
Less accumulated depreciation and amortization	(320.9)	(306.9)
Total property and equipment, net	272.7	259.5
Goodwill	1,844.3	1,834.6
Indefinite-lived intangible assets	95.6	95.7
Purchased intangible assets, net	745.3	764.5
Prepaid pension asset	72.6	72.2
Other assets, net	74.1	72.4
Total assets	$3,549.9	$3,523.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$23.3	$222.1
Accounts payable	30.6	31.1
Accrued expenses	73.2	79.4
Accrued salaries and bonuses	35.2	63.5
Deferred revenue	73.2	69.9
Income taxes payable	28.5	0.2
Other current liabilities	65.2	80.7
Total current liabilities	329.2	546.9
Long-term debt	1,363.8	1,165.2
Deferred income tax liabilities, net	272.8	277.1
Long-term pension and other postretirement benefit liabilities	65.9	62.8
Other long-term liabilities	75.2	72.7
Total liabilities	2,106.9	2,124.7
Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 188.9 and 188.5 at March 31, 2008 and December 31, 2007, respectively; Outstanding shares - 129.2 and 129.7 at March 31, 2008 and December 31, 2007, respectively	235.9	235.6
Paid-in capital	1,052.2	1,040.8
Retained earnings	2,089.5	2,030.0
Accumulated other comprehensive loss	(162.6)	(170.5)
Treasury stock, at cost, 56.1 shares and 55.1 shares at March 31, 2008 and December 31, 2007, respectively	(1,716.1)	(1,679.0)
Stock held by employee benefits trusts, at cost, 3.6 shares and 3.7 shares at March 31, 2008 and December 31, 2007, respectively	(55.9)	(57.7)
Total shareholders’ equity	1,443.0	1,399.2
Total liabilities and shareholders’ equity	$3,549.9	$3,523.9

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2008	2007
(In millions)	(Unaudited)
Operating activities:
Net income	$65.7	$69.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37.9	21.4
Stock-based compensation expense	6.1	4.0
Tax effects of stock-based compensation plans	1.5	1.8
Excess tax benefits from stock-based compensation plans	(0.8)	(1.7)
Deferred income taxes	(5.8)	(1.7)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(6.8)	(6.9)
Prepaid expenses and other current assets	(4.1)	(15.8)
Other assets	(1.4)	(10.7)
Current liabilities, excluding debt	(20.6)	6.8
Other long-term liabilities, excluding debt	3.4	(1.3)
Cash provided by operating activities	75.1	64.9
Investing activities:
Capital expenditures	(30.0)	(14.6)
Acquisitions, net of cash acquired	(6.0)	(3.9)
Cash used in investing activities	(36.0)	(18.5)
Financing activities:
Net short-term repayments	(199.5)	(23.0)
Net borrowings (repayments) under long-term revolving credit facilities	200.0	(25.0)
Proceeds from issuance of long-term debt	2.1	—
Payments on long-term debt	(2.9)	—
Treasury stock purchases	(37.0)	(0.4)
Dividends paid	(5.2)	(5.0)
Proceeds from exercise of stock options	5.6	6.5
Excess tax benefits from stock-based compensation plans	0.8	1.7
Other	(0.2)	0.1
Cash used in financing activities	(36.3)	(45.1)
Effect of foreign currency exchange rates on cash and cash equivalents	0.6	0.5
Increase in cash and cash equivalents	3.4	1.8
Cash and cash equivalents, beginning of period	81.6	67.8
Cash and cash equivalents, end of period	$85.0	$69.6

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?
Operating revenue and operating income consist of the following components:

	Three Months Ended March 31,
		% of		% of
(in millions)	2008	Revenue	2007	Revenue	$ Change	% Change
Operating revenue:
U.S. Consumer Information Solutions	$233.2	46%	$247.1	61%	$(13.9)	-6%
International	129.9	26%	105.6	26%	24.3	23%
TALX	79.6	16%	—	nm	79.6	nm
North America Personal Solutions	43.1	9%	38.0	9%	5.1	14%
North America Commercial Solutions	17.3	3%	14.4	4%	2.9	20%
Total operating revenue	$503.1	100%	$405.1	100%	$98.0	24%

	Three Months Ended March 31,
		Operating		Operating
(in millions)	2008	Margin	2007	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$90.1	38.6%	$101.7	41.2%	$(11.6)	-11%
International	39.6	30.5%	32.4	30.7%	7.2	22%
TALX	12.7	16.0%	—	nm	12.7	nm
North America Personal Solutions	11.1	25.7%	6.3	16.5%	4.8	76%
North America Commercial Solutions	2.6	15.3%	1.4	9.4%	1.2	95%
General Corporate Expense	(29.9)	nm	(24.8)	nm	(5.1)	-21%
Total operating income	$126.2	25.1%	$117.0	28.9%	$9.2	8%

2.	Can you provide a further analysis of operating revenue in the product and services lines, or geographic regions within each operating segment?
Operating revenue consists of the following components:

	Three Months Ended March 31,
		% of		% of
(in millions)	2008	Revenue	2007	Revenue	$ Change	% Change
Operating revenue:
Online Consumer Information Solutions	$156.9	31%	$162.1	40%	$(5.2)	-3%
Mortgage Reporting Solutions	17.5	3%	17.5	4%	—	0%
Credit Marketing Services	35.4	7%	40.4	10%	(5.0)	-12%
Direct Marketing Services	23.4	5%	27.1	7%	(3.7)	-14%
Total U.S. Consumer Information Solutions	233.2	46%	247.1	61%	(13.9)	-6%
Europe	47.7	9%	42.2	10%	5.5	13%
Latin America	53.2	11%	39.6	10%	13.6	34%
Canada Consumer	29.0	6%	23.8	6%	5.2	22%
Total International	129.9	26%	105.6	26%	24.3	23%
The Work Number	36.3	7%	—	nm	36.3	nm
Tax and Talent Management Services	43.3	9%	—	nm	43.3	nm
Total TALX	79.6	16%	—	nm	79.6	nm
North America Personal Solutions	43.1	9%	38.0	9%	5.1	14%
North America Commercial Solutions	17.3	3%	14.4	4%	2.9	20%
Total operating revenue	$503.1	100%	$405.1	100%	$98.0	24%

nm - not meaningful

Common Questions & Answers (Unaudited)

(Dollars in millions)

3.	What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 37.5% for the three months ended March 31, 2008, up from 36.3% for the same period in 2007 which included favorable discrete items recorded during 2007 related to state and foreign taxes.

4.	Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended
	March 31,
	2008	2007
U.S. Consumer Information Solutions	$11.3	$11.6
International	6.1	4.8
TALX	15.7	—
North America Personal Solutions	0.7	0.9
North America Commercial Solutions	1.3	1.4
General Corporate Expense	2.8	2.7
Total depreciation and amortization	$37.9	$21.4

5.	What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2008
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada *	$5.1	17%	$2.1	19%
Europe	1.5	4%	0.4	3%
Latin America	6.6	17%	1.9	15%
Total Equifax	$13.2	3%	$4.4	4%

* Canada financial results are split between our North America Commercial Solutions and International operating segments.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.	Reconciliation of operating income to adjusted operating income, excluding acquisition-related amortization expense and presentation of adjusted operating margin:

	Three Months Ended
	March 31,
	2008	2007

Revenue	$503.1	$405.1
Operating income	$126.2	$117.0
Acquisition-related amortization expense	21.7	7.8
Adjusted operating income, excluding acquisition-related amortization expense	$147.9	$124.8
Adjusted operating margin	29.4%	30.8%

B.	Reconciliation of net income to net income, adjusted for acquisition-related amortization expense and net income to diluted EPS, adjusted for acquisition-related amortization expense:

	Three Months Ended
	March 31,
	2008	2007	$ Change	% Change

Net income	$65.7	$69.0	$(3.3)	-5%
Acquisition-related amortization expense, net of tax	13.6	5.0	8.6	172%
Net income, adjusted for acquisition-related amortization expense	$79.3	$74.0	$5.3	7%
Diluted EPS, adjusted for acquisition-related amortization expense	$0.60	$0.58	$0.02	3%
Weighted-average shares used in computing diluted EPS	132.1	127.3

C.	Reconciliation of operating income to EBITDA (operating income before depreciation and amortization expense):

	Three Months Ended
	March 31,
	2008	2007	$	Change	% Change

Operating income	$126.2	$117.0		$9.2	8%
Depreciation and amortization expense	37.9	21.4	16.5		77%
EBITDA	$164.1	$138.4		$25.7	19%

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Adjusted operating income and operating margin, excluding acquisition-related amortization expense - Management believes excluding the acquisition-related amortization expense from the calculation of operating income and margin is useful because management excludes acquisition-related amortization expense when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets.

Net income and diluted EPS, adjusted for acquisition-related amortization expense - We calculate these financial measures by excluding acquisition-related amortization expense, net of tax, from the determination of net income and also in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP.  Management believes that these measures are useful because management excludes acquisition-related amortization expense when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets.

EBITDA - We calculate EBITDA by adding back depreciation and amortization expense to operating income. This financial measure is not prepared in conformity with GAAP since it excludes depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net, and provision for income taxes from earnings. This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities.  Management believes that EBITDA is a useful supplemental measure to investors because it is consistent with how management evaluates our financial performance and is frequently used by securities analysts and other interested parties to evaluate companies in our industry. Additionally, management uses this measure as an important metric for forecasting and analyzing future periods, as well as evaluating future investing and financing decisions.